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                             EXHIBIT 23.1

                    INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment
No. 1 to Registration Statement No. 333-74409 of Mail-Well I Corporation on Form S-4 of our report dated January 28, 1999, included in the Annual Report on Form 10-K of Mail-Well, Inc., for the year ended December 31,
1998, and to the use of our report dated January 28, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 1999